Exhibit 10.2

FIFTH AMENDMENT TO COMMERCIAL LEASE
This Fifth Amendment to Commercial Lease (the "Fifth Amendment") is made as of August 05, 2015, by and between Canvasback Real Estate and Investments, LLC ("Lessor") and Luna Innovations Incorporated ("Lessee").
WITNESSETH

WHEREAS, Lessor and Lessee entered into that certain Commercial Lease dated as of March 19, 2007 for the premises located at 706 Forrest Street, Suite 1, Charlottesville, Virginia 22903, as amended by: (i) Amendment to Commercial Lease dated March 18, 2008; (ii) Second Amendment to Commercial Lease dated October 7, 2009; (iii) Third Amendment to the Commercial Lease dated June 21, 2010; and (iv) Fourth Amendment to Commercial Lease dated April 15, 2012 (collectively, the Lease"); and
WHEREAS, Lessor and Lessee have agreed to amend the Lease as set forth herein below
Now, therefore, in consideration of the payment of rent and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

    1.    Paragraph 4 of the Lease is hereby deleted in its entirety and replaced with the following:

“4.    Term
The Lease shall be for a term of one hundred sixty four (164) months beginning on the first day of May, 2007 and ending at 5:00 p.m., on the 31st day of December 2020. Lessee shall have the option to extend the lease term for three (3) years at the same terms and conditions, with the rent for each year of the extension equal to that paid during the last year of the term, provided that Lessee must notify Lessor 180 days in advance of the expiration of the term as to its desire to renew.”
2.     Paragraph 5 of the Lease is amended as follows:
5.    Rent

Period	Monthly Rent	Annual Rent
01-1-2013 through 12-31-2017	$17,500.00	$210,000.00
01-1-2018 through 12-31-2018	$17,850.00	$214,200.00
01-1-2019 through 12-31-2019	$18,385.50	$220,626.00
01-1-2020 through 12-31-2020	$19,120.92	$229,451.04

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3. Paragraph 30(G) is added to the Lease as follows:
“G.     Notwithstanding the rent required to be paid hereunder, Lessor acknowledges and agrees that Lessee has the right to terminate this Lease, with no penalty, effective as of December 31, 2018, provided Lessee provides Lessor with written notice of Lessee election to terminate the Lease prior to September 1, 2018. After December 31, 2018, Lessor and Lessee agree that the Lessee may choose an early termination of the Lease with a written notice to the Lessor 120 days prior to the requested termination date. Lessor and Lessee further agree that Lessee shall pay 50% of the balance due Lessor on the remaining rent due for the full term of the Lease. Lessee agrees that all funds due to Lessor be paid in full prior to vacating the premises, if all funds are not received, as agreed, Lessor shall be entitled to be paid the entire amount owed under the Lease.”

4.     Except as modified herein, the Lease remains unchanged and in full force and effect
5.     This Fifth Amendment may be executed in counterparts, and facsimile and photocopy signatures shall be deemed originals.
Witness the following signatures and seals as of the date set forth above.

CANVASBACK REAL ESTATE & INVESTMENTS, LLC

By:	/s/ William Nitchmann

Its:	Manager/Owner

LUNA INNOVATIONS, INCORPORATED

By:	/s/ Scott A. Graeff

Its:	CSO & Treasurer

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